Exhibit 2(q)
Third Supplemental Tax and Project Certificate and Agreement
As of December 31, 2022 and effective as of 12:01 a.m. on January 1, 2023
The undersigned, on behalf of, respectively, Howmet Aerospace Inc., a Delaware corporation (the “Borrower”), and Arconic US LLC, a Delaware limited liability company (the “Prospective Owner”) , and, solely with respect to Section 10 hereof, Arconic Corporation, a Delaware corporation (“Arconic Corp.”), acknowledge, agree, certify and represent as set forth below in this Third Supplemental Tax and Project Certificate and Agreement (this “Third Supplement”). This Third Supplement supplements (i) the Tax Exemption Certificate and Agreement, dated August 14, 2012 (the “Original Tax Agreement”), among the Iowa Finance Authority (the “Issuer”), Arconic Inc., a Pennsylvania corporation (which was subsequently reincorporated as a Delaware corporation by means of a merger of the Pennsylvania corporation with a newly formed direct wholly owned subsidiary incorporated in Delaware) formerly known as Alcoa Inc., as original borrower (the “Original Borrower”), and U.S. Bank National Association, as trustee (the “Trustee”), and (ii) the Project Certificate, dated August 14, 2012 (the “Original Project Certificate”), of the Original Borrower, each as previously supplemented by (a) the Supplemental Tax and Project Certificate, dated as of December 29, 2017 and effective December 31, 2017 (the “First Supplement”), between the Original Borrower and the Borrower, and (b) the Second Supplemental Tax and Project Certificate and Agreement, dated as of March 31, 2020 and effective as of April 1, 2020 (the “Second Supplement”), among the Borrower (then named Arconic Inc. as of March 31, 2020), Arconic Davenport LLC (the “Owner”) and Arconic Corp. (then named Arconic Rolled Products Corporation as of March 31, 2020). The Original Tax Agreement and the Original Project Certificate, each as supplemented by the First Supplement and the Second Supplement, are referred to herein together as the “Tax Agreement.” Capitalized terms used herein and not defined herein have the meanings set forth in the Tax Agreement.
This Third Supplement is executed and delivered in connection with the anticipated merger of the Owner with and into the Prospective Owner (the “Transaction”).
1.    Authority. Each of the undersigned represents that it has full authority to make the statements contained in this Third Supplement on behalf of, respectively, the Borrower and the Prospective Owner.
2.    Familiarity with Proceedings. The undersigned representative of the Borrower certifies that such undersigned is familiar with the proceedings taken preliminary to and in connection with the issuance by the Issuer of its Midwestern Disaster Area Revenue Bonds (Alcoa Inc. Project) Series 2012 in the aggregate principal amount of $250,000,000 (the “Bonds”) and the execution and delivery of the Tax Agreement. The undersigned representative of the Borrower and the undersigned representative of the Prospective Owner each certifies that such undersigned is familiar with (a) the purposes of the Bonds and the purposes and uses of the Project and (b) the Transaction. The undersigned representative of the Prospective Owner has reviewed the Tax Agreement.
3.    Delegation of Responsibility. The Borrower hereby delegates to the Prospective Owner the responsibility for operating all components of the Project in a manner and location consistent with the definition and description of the Project set forth in the Tax Agreement. Such delegation is effective on the earlier of the date that title to the Project transfers to the Prospective Owner and the date the Prospective Owner commences operation of the Project. The Prospective Owner hereby accepts such delegation and agrees to such commencement date.

4.    Continuing Application Notwithstanding Delegation. For the benefit of the Issuer and the registered owners of the Bonds from time to time, the Borrower acknowledges and agrees that it remains responsible for complying or causing the Prospective Owner to comply with all provisions of the Tax Agreement notwithstanding the Transaction and the delegation described in Section 3 above.
5.    Notification, Recordkeeping and Cooperation to Maintain Tax Status. The Prospective Owner agrees to provide written notice to the Borrower and the Trustee at least 90 days prior to (a) any change in ownership of any portion of the Project or (b) any change in the operation or location of any portion of the Project that is inconsistent with the description of the operation or location of the Project set forth in the Tax Agreement. The Borrower agrees to retain any such notices with its books and records for the Bonds for a period of not less than four years following the later of the final payment or redemption of the Bonds or any obligations issued or executed and delivered to refund the Bonds. The Borrower and the Prospective Owner agree that, in the event any change in ownership or operation of any portion of the Project causes or threatens to cause a violation of the agreements or covenants set forth in the Tax Agreement or otherwise threatens the continued status of the Bonds as tax-exempt obligations under Section 103 of the Code, the Borrower and the Prospective Owner will cooperate to take such actions as may be necessary in the opinion of Bond Counsel delivered to the Issuer and the Trustee to remediate such violation or adverse impact on the status of the Bonds. The Prospective Owner further agrees to cooperate with the Borrower, the Issuer and the Trustee in the event of an examination of the Bonds by the Internal Revenue Service or a ruling or closing agreement request made to the Internal Revenue Service, including but not limited to providing information concerning the location, ownership and use of any component of the Project and any Gross Proceeds relating to the Project (such as, for example, any Gross Proceeds from any sale or other disposition of any portion of the Project).
6.    Indemnification.  In addition to (but not in duplication of) its other indemnification obligations (if any) under the Separation and Distribution Agreement dated as of March 31, 2020 by and between Borrower and Arconic Corp. (the “Separation and Distribution Agreement”) and or any other Ancillary Agreement (as defined in the Separation and Distribution Agreement), the Prospective Owner will pay, and will defend, indemnify and hold the Borrower, and its respective past, present and future members, officers, directors, employees, agents and any other person, if any, who “controls” the Borrower, as that term is defined in Section 15 of the Securities Act of 1933, as amended, and each of the heirs, executors, successors and assigns of the foregoing (the Borrower and the other listed persons, collectively referred to as, the “Indemnified Persons”) harmless from and against any and all liabilities, losses, damages, taxes, penalties, costs and expenses (including attorneys’ fees and expenses), causes of action, suits, proceedings, claims, demands, tax reviews and audits of the Internal Revenue Service, closing agreements with the Internal Revenue Service, investigations and judgments of whatsoever kind and nature (including, but not limited to, those arising or resulting from any injury to or death of any person or damage to property) arising from or in any manner directly or indirectly growing out of or connected with the following:
(1)    the use, non-use, condition or occupancy of the Project, including any repairs, construction, alterations, renovation, relocation, remodeling and equipping thereof or thereto or the condition of the Project including adjoining sidewalks, streets or alleys and any equipment or facilities at any time located on or connected with the Project or used in connection therewith but which are not the result of the gross negligence of the Borrower;
(2)    a violation of any agreement, warranty, covenant or condition of (i) the Loan Agreement, dated as of August 1, 2012, between the Issuer and the Borrower, as successor to the Original Borrower pursuant to the Assumption Agreement, dated as of December 29, 2017, between the Original Borrower and the Borrower, (ii) the Tax Agreement or (iii) any other agreement executed in connection with the issuance of the Bonds relating to the use, non-use or relocation of the Project (in each case, to the extent caused by any action or omission of the Prospective Owner or any of its subsidiaries or other affiliates);
(3)    a violation by the Prospective Owner of any contract, agreement or restriction by the Prospective Owner relating to the Project (including this Third Supplement);
(4)    a violation by the Prospective Owner or any of its subsidiaries or other affiliates of any law, ordinance, rule, regulation or court order affecting the Project or the ownership, occupancy or use thereof; or
(5)    a failure by the Prospective Owner or any of its subsidiaries or other affiliates to comply with any applicable provisions of the Internal Revenue Code of 1986, as amended, any successor statutes thereto, the treasury regulations promulgated thereunder or pertinent provisions of other administrative pronouncements of the Internal Revenue Service or the United States Department of the Treasury relating to the use, non-use or relocation of the Project.
In case any claim is made or any action is brought against one or more of the Indemnified Persons in respect of which indemnity can be sought against the Prospective Owner pursuant to the preceding paragraph, the Indemnified Person seeking indemnity must promptly notify the Prospective Owner, in writing, and the Prospective Owner (a) must promptly assume the defense thereof, including the employment of counsel chosen by the Prospective Owner and approved by the Borrower (provided, that such approval by the Borrower may not be unreasonably withheld) and (b) must pay all expenses relating thereto. If any Indemnified Person is advised in a written opinion of counsel that there may be legal defenses available to such Indemnified Person which are adverse to or in conflict with those available to the Prospective Owner, or that the defense of such Indemnified Person should be handled by separate counsel, the Prospective Owner does not have the right to assume the defense of such Indemnified Person, but the Prospective Owner will be responsible for the reasonable fees and expenses of counsel retained by such Indemnified Person in assuming its own defense, and provided also that, if the Prospective Owner has failed to assume the defense of such action or to retain counsel reasonably satisfactory to the Borrower within a reasonable time after notice of the commencement of such action, such Indemnified Person may assume the defense of such action and the reasonable fees and expenses of counsel retained by the Indemnified Person must be paid by the Prospective Owner. Notwithstanding the foregoing, any one or more of the Indemnified Persons has the right to employ separate counsel with respect to any such claim or in any such action and to participate in the defense thereof, but the fees and expenses of such counsel must be paid by such Indemnified Person unless the employment of such counsel has been consented to in writing by the Prospective Owner or unless the provisions of the immediately preceding sentence are applicable. Neither the Indemnified Person nor the Prospective Owner may settle or compromise any claim or action in respect of which indemnity is sought without the prior written consent of the other party, which consent may not be unreasonably withheld, unless such settlement or compromise is solely for monetary damages that are fully payable by the settling or compromising party, does not involve any admission, finding or determination of wrongdoing or violation of law by the non-settling or non-compromising party and provides for a full, unconditional and irrevocable release of the non-settling or non-compromising party from all liability in connection with the claim or action. If any claim or action is settled with the consent of the Prospective Owner, or if there is a final judgment in favor of the third-party plaintiff in any such action with or without consent, the Prospective Owner agrees to indemnify and hold harmless the Indemnified Person from and against any loss, liability or expense by reason of such settlement or judgment.

7.    Status of the Project.  The Borrower represents that the description of the Project set forth in the Tax Agreement was true, correct and complete as of March 31, 2020. The Borrower further represents that as of March 31, 2020, there had been no changes to the Project since the date the Bonds were issued on August 14, 2012 or since the date the Project was placed in service and that all of the components of the Project were at that time still located and operated exclusively in Scott County, Iowa. The Owner represents that the description of the Project set forth in the Tax Agreement is true, correct and complete in all material respects as of the date hereof. The Owner further represents that as of the date hereof, there have been no material changes to the Project since March 31, 2020 and that all of the components of the Project are still located and operated exclusively in Scott County, Iowa. The Owner and the Prospective Owner each represents that there will be no change to the location and operation of the Project as a result of the Transaction.
8.    No Reissuance.  The Borrower and the Prospective Owner each acknowledges that the Transaction is not intended to cause a reissuance, for federal income tax purposes, of the Bonds. The Borrower represents that it will remain the borrower under the Loan Agreement after the Transaction has been completed and that it is not assigning its responsibilities under the Loan Agreement (or any guarantees relating to the Bonds) to the Prospective Owner or to any other entity. As a result of the Transaction, there will be no substantial enhancement or impairment of the Borrower’s capacity to meet the payment obligations under the Loan Agreement. The Borrower acknowledges that any modifications hereafter to any document relating to the Bonds may cause some or all of the Bonds to be reissued (and therefore deemed exchanged by the registered owners thereof) for federal income tax purposes. The Borrower covenants to provide the Issuer and the Trustee with an approving opinion of Bond Counsel prior to agreeing to any such amendments or other modifications to any of such documents.
9.    Third Party Beneficiaries.  The Issuer and the Trustee are hereby deemed third party beneficiaries of this Third Supplement.
10.     Guarantee. Arconic Corp. hereby agrees to cause the Prospective Owner to perform all of its representations, warranties, covenants, obligations, agreements and undertakings made or required to be performed by the Prospective Owner under this Third Supplement. As a material inducement to the Borrower’s willingness to enter into this Third Supplement and perform its obligations hereunder, Arconic Corp. (a) hereby unconditionally guarantees to the Borrower the full performance and payment by the Prospective Owner of each of its covenants, obligations and undertakings under this Third Supplement (such covenants, obligations and undertakings, the “Guaranteed Obligations”) and (b) shall be liable for any breach of any representation, warranty, covenant or obligation of the Prospective Owner under this Third Supplement. Arconic Corp. hereby represents, acknowledges and agrees that any breach of, or other failure to perform, any such representation, warranty, covenant, obligation, agreement or undertaking of the Prospective Owner shall also be deemed to be a breach or failure to perform by Arconic Corp., and the Borrower shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of any such breach or nonperformance directly against either or both of Arconic Corp. and the Prospective Owner in the first instance. This is a guarantee of payment and performance and not collectability. Arconic Corp. hereby waives diligence, presentment, promptness, demand of performance, notice of acceptance of this guarantee, notice of non-performance, default, dishonor and protest, notice of any Guaranteed Obligations incurred, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, all suretyship defenses, filing of any claim, any right to require any proceeding first against the Prospective Owner, protest, notice and all demands whatsoever in connection with the performance of its obligations set forth in this Third Supplement. Arconic Corp. agrees that the Guaranteed Obligations shall not be discharged except by complete performance or payment of the Guaranteed Obligations, as applicable, and that the obligations of Arconic Corp. hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure or delay on the part of the Borrower to assert any claim or demand or to enforce any right or remedy against the Prospective Owner or Arconic Corp.; (ii) any change in the time, place or manner of payment of any of the Guaranteed Obligations or any waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of this Third Supplement made in accordance with the terms thereof or any agreement evidencing, securing or otherwise executed in connection with any of the Guaranteed Obligations; (iii) any change in the corporate existence, structure or ownership of Arconic Corp., Prospective Owner or any other person interested in the transactions contemplated by this Third Supplement; or (iv) the adequacy of any other means Borrower may have of obtaining payment or performance related to any of the Guaranteed Obligations. If at any time payment or performance under this Third Supplement is rescinded or must be otherwise restored or returned by the Borrower upon the insolvency, bankruptcy or reorganization of the Prospective Owner or Arconic Corp. or otherwise, Arconic Corp.’s obligations hereunder with respect to such payment or performance shall be reinstated upon such restoration or return being made by the Borrower, all as though such payment had not been made. Arconic Corp. acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by this Third Supplement.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Third Supplement as of the date first written above.

HOWMET AEROSPACE INC.

By /s/ Paul Myron
Name Paul Myron
Title VP, Treasurer

ARCONIC US LLC

By /s/ Marcelo Morgueta
Name Marcelo Morgueta
Title VP Finance and Treasurer

ARCONIC DAVENPORT LLC

By /s/ Marcelo Morgueta
Name Marcelo Morgueta
Title VP Finance and Treasurer

ARCONIC CORPORATION (soley with respect to section 10)

By /s/ Marcelo Morgueta
Name Marcelo Morgueta
Title VP Finance and Treasurer

[Signature Page to Third Supplement]